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                                                                   EXHIBIT 10.34


                       Assignment and Assumption Agreement

         Assignment and Assumption Agreement dated as of the 25th day of April, 2001 between Standard Automotive Corporation, a Delaware Corporation of 401 Plaza - Route 206 North, Hillsborough, NJ 08844 ("Standard"), and Industrial Precision Corporation, a Delaware Corporation of 280 Park Avenue, 21st Floor West, New York, NY 10017 ("IPC").

         WHEREAS, Standard has signed Letters of Intent to purchase several other companies, such being ADA Machine Company Inc. of Santa Clara, CA, Cross & Associates Manufacturing, Inc. of Ottawa, Canada, Industrial Technology, Inc. of Riviera Beach, Florida, and S.I.D.O. Ltee. Of Montreal, Canada ("Letter of Intent Companies");

         WHEREAS, personnel of Standard and others associated with IPC have performed due diligence investigations of certain other companies including Alzar Industries, Inc., Alphin Aluminum Finishing, Inc. both of Ottawa, Canada, Rich Tool and Die Co., Inc. of South Portland, Maine, Superior Electromechanical Inc. of Long Island City, New York, and Long's Manufacturing, Inc. of Fremont, California (the "Other Companies") (the Letter of Intent Companies and the Other Companies collectively the "Companies") and

         WHEREAS, Standard believes it cannot acquire the Companies within the time frame that would make such acquisitions feasible for the sellers thereof.

         NOW THEREFORE, it is hereby agreed as follows:

         1. Assignment of Rights. Standard hereby transfers and assigns to IPC (i) all its rights under the Letters of Intent and (ii) all of the information it has received with respect to the Letters of Intent Companies and the Other Companies. Standard agrees that IPC shall hereinafter have the rights to acquire the Companies and Standard will have no further rights therein.

         2. Consideration for Transfer. As consideration for the assignment set forth herein:

                  (a) IPC agrees to use its reasonable best efforts to further investigate and perform due diligence on the Companies and to fund their acquisition,



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                  (b) Should IPC acquire any of the Companies within the date two years from the date of this Agreement, upon the Closing of each such acquisition, IPC shall pay Standard the sum of $225,000 in cash,

                  (c) For a period of three years (3) from the date hereof IPC shall give Standard a right of first refusal to manufacture any of its requirements for which Standard has capability, i.e. if IPC has a bona fide third party offer to manufacture any requirements, Standard shall be afforded ten (10) days to commit to said requirement on the same price, terms and conditions, and

                  (d) Standard shall be issued five percent (5%) of the founders stock of IPC. Standard shall, subject to approval of IPC's underwriters, have piggy back registration rights for any offering IPC conducts for a period of five (5) years from date of issuance.

         3. Assumption of Liabilities. IPC hereby assumes all the duties of Standard under the letters of intent and under any Confidentiality Agreements associated with any of the Companies. IPC hereby indemnifies Standard against any and all liabilities, including legal defense costs, which may arise with respect to any of the Companies.

         4. Subject to Board Approval of Standard. This Agreement is subject to approval of the Board of Directors of Standard.

         5. Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York. This Agreement is in writing and may be changed, altered, amended, or terminated only by a writing signed by all parties hereto. All parties hereto agree to the jurisdiction of the Courts in New York City, of Federal and State, to resolve any disputes hereunder. With respect to any disputes hereunder the prevailing parties shall be entitled to its reasonable legal fees.



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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.



                                       Standard Automotive Corporation


                                       By:
                                           -------------------------------------


                                       Industrial Precision Corp.


                                       By:
                                           -------------------------------------
                                           William Merker, President